UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 30, 2026
Date of Report (date of earliest event reported)

OPORTUN FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 001-39050

Delaware		45-3361983
State or Other Jurisdiction of Incorporation or Organization		I.R.S. Employer Identification No.

1825 South Grant Street, Suite 850
San Mateo,	CA	94402
Address of Principal Executive Offices		Zip Code
(650) 810-8823
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On June 30, 2026, (the “Effective Date”) Oportun Financial Corporation (the “Company”) through its subsidiary, Oportun, Inc., (“Oportun”) entered into a Program Management Agreement (the “Agreement”) with Column National Association, a national banking association (“Column”), establishing a new lending program.

Under the Agreement, Column will originate certain unsecured personal loans for consumers in select states. Oportun will provide the platform, including marketing, application processing, fraud-prevention, servicing and program-administration services, subject to Column’s oversight and control and compliance with applicable law.

The Agreement allows Oportun to purchase loans originated by Column, other than loans retained by Column. The Agreement includes certain exclusivity provisions with respect to specified loan products and certain future financial products, subject to existing bank partner rights and other exceptions.

The Agreement includes compliance, oversight, audit, reporting, reserve, information-security, indemnification, termination and wind-down provisions.

The Agreement has an initial term of four years and renews automatically for successive one-year periods unless either party provides timely notice of non-renewal.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPORTUN FINANCIAL CORPORATION
(Registrant)

Date:	July 7, 2026	By:	/s/ Kathleen Layton
Kathleen Layton
Chief Legal Officer and Corporate Secretary